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                                                                    Exhibit 10.2

         Per approval of the Board of Directors of Arcadia Resources, Inc. on August 4, 2006, the Chief Financial Officer's annual base salary is increased to $180,000 effective June 1, 2006.

         Per approval of the Board of Directors of Arcadia Resources, Inc. on August 4, 2006, the Executive Vice President's annual base salary is increased to $175,000 effective August 1, 2006.

         Per approval of the Board of Directors of Arcadia Resources, Inc. on August 4, 2006, the Company increased Director John T. Thornton's annual retainer for service as Audit Committee Chairman to $15,000 annually, effective as of July 1, 2006.